                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported)     November 30, 1994
                                                      -------------------------

                            Sterling Software, Inc.
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                     1-8465              75-1873956
- ------------------------------       -----------        ------------------
(State or other jurisdiction         (Commission          (IRS Employer
      of incorporation               File Number)       Identification No.)


    8080 N. Central Expwy., Suite 1100, Dallas, Texas                   75206
- --------------------------------------------------------------------------------
          (Address of principal executive offices)                    (Zip Code)


 Registrant's telephone number, including area code       (214) 891-8600
                                                     ---------------------------

Item 2.  Acquisition or Disposition of Assets

General

     On November 30, 1994, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of August 31, 1994 (as amended, the "Merger Agreement"), among Sterling Software, Inc., a Delaware corporation ("Sterling"), SSI Corporation, a Georgia corporation and a wholly owned subsidiary of Sterling ("Merger Sub"), and KnowledgeWare, Inc., a Georgia corporation ("KnowledgeWare"), Merger Sub was merged with and into KnowledgeWare and KnowledgeWare became a wholly owned subsidiary of Sterling (the "Merger"). Pursuant to the terms of the Merger Agreement, each outstanding share of the common stock, without par value, of KnowledgeWare (the "KnowledgeWare Common Stock") (other than (a) shares owned by Sterling, Merger Sub or any other subsidiary of Sterling and (b) shares held in KnowledgeWare's treasury immediately prior to the effective time of the Merger) was converted into the right to receive up to .1653 of a share of common stock, par value $.10 per share ("Sterling Common Stock"), of Sterling (the "Exchange Ratio"). Promptly after the Merger, KnowledgeWare common stockholders became entitled to receive .1322 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock, or approximately 2,421,000 shares; the remaining 20% of the number of shares of Sterling Common Stock issuable upon effectiveness of the Merger (approximately 484,800 shares) were placed in escrow pursuant to the terms of an escrow agreement and will be distributed to KnowledgeWare common stockholders only if and to the extent that such shares are not necessary to cover certain losses, claims, liabilities, judgments, costs and expenses that may be incurred by Sterling, Merger Sub or KnowledgeWare in connection with any pending or threatened litigation, action, claim, proceeding, dispute or investigation (including amounts paid in settlement) to which Sterling, Merger Sub or KnowledgeWare is or may become a party and with respect to which Sterling is entitled to indemnification pursuant to the terms of the Merger Agreement. In addition, pursuant to the terms of the Merger Agreement, options outstanding under the stock option plans of KnowledgeWare and KnowledgeWare's outstanding warrants to purchase an aggregate of 500,000 shares of KnowledgeWare Common Stock at a price of $17.50 per share (the "Warrants") were assumed by Sterling; provided that (a) each such option or Warrant became exercisable for that whole number of shares of Sterling Common Stock (to the nearer whole share) equal to the product of the number of shares of KnowledgeWare Common Stock issuable upon exercise of such option or Warrant immediately prior to the effective time of the Merger times the Exchange Ratio and (b) the exercise price of such option or Warrant became equal to the quotient given by dividing the exercise price of such option or Warrant in effect immediately prior to the effective time of the Merger by the Exchange Ratio. The terms of the Merger Agreement, including the Exchange Ratio, and the related agreements were the result of arm's-length negotiations between the managements of Sterling and KnowledgeWare.

Management's Discussion and Analysis of the Effects of the Merger on the Future Financial Condition and Results of Operations of Sterling

     Sterling believes that the Merger creates one of the leading software and services companies in the world, which will provide its customers with a broad range of products and excellent customer support and assist their movement toward enterprise-wide computing. Specifically,

Sterling believes that the combined company has a greatly expanded presence in the visual application software and services market, including integrated computer-aided software engineering and application development tools and products for client/server, midrange and mainframe computing environments. Additionally, Sterling continues to be a leading provider of electronic commerce software and services in North America, provides a broad offering of enterprise-wide systems management software tools and has a strong presence in the complex federal systems market. The combined company is expected to be a leading vendor of application development tools, and has a substantial worldwide customer base, a broad global distribution network, a workforce of approximately 3,500 skilled employees and a high level of recurring revenue, all of which Sterling believes position the combined company for significant future growth.

     Substantial costs will occur as a result of the combination of the two companies, including costs with respect to the elimination of duplicate facilities, severance costs related to the termination of certain employees, transaction costs, and write-off of costs related to certain software products which will not be actively marketed by the combined company. Such costs directly related to the acquisition of KnowledgeWare are expected to be approximately $25 to $30 million and are included in the aggregate cost of the Merger. Such costs related to Sterling are expected to be approximately $12 to $18 million and will be charged to the future results of operations of the combined company in the first quarter of 1995 and are excluded from the pro forma combined results of operations. The pro forma combined results of operations also exclude approximately $55 million of purchased research and development costs which will be charged to expense in the first quarter of 1995.

     Because the enterprise software industry is highly competitive and because of the inherent uncertainties associated with merging two large companies, there can be no assurance that the combined entity will be able to realize the economies of scale and operating efficiencies that Sterling currently expects to realize as a result of the consolidation of its operations with KnowledgeWare. Furthermore, any difficulties encountered in the transition process could have an adverse impact on the revenues and operating results of the combined company.

Item 7.  Financial Statements and Exhibits.

     a.   Financial Statements of KnowledgeWare.

     The following audited consolidated financial statements, and the notes thereto, of KnowledgeWare have been previously filed by Sterling at pages A-1 to A-19 of Sterling's Current Report on Form 8-K dated November 3, 1994 and filed November 3, 1994 and are incorporated herein by reference: (i) Consolidated Balance Sheets as of June 30, 1994 and 1993; (ii) Consolidated Statements of Operations for the years ended June 30, 1994, 1993 and 1992; (iii) Consolidated Statements of Shareholders' Equity for the years ended June 30, 1994, 1993 and 1992; (iv) Consolidated Statements of Cash Flows for the years ended June 30, 1994, 1993 and 1992; and (v) the related notes thereto.

     The following condensed consolidated financial statements of KnowledgeWare have been previously filed by Sterling at pages A-1 to A-8 of Sterling's Current Report on Form 8-K dated November 14, 1994 and filed November 14, 1994 and are incorporated herein by reference:

(i) the unaudited Condensed Consolidated Statements of Operations for the three months ended September 30, 1994 and 1993; (ii) the unaudited Condensed Consolidated Balance Sheet as of September 30, 1994 and the audited Condensed Consolidated Balance Sheet as of June 30, 1994; (iii) the unaudited Condensed Consolidated Statements of Cash Flows for the three months ended September 30, 1994 and 1993; and (iv) the related notes thereto.

     b.   Pro Forma Financial Information.

     Included on pages A-1 to A-5 of this Current Report on Form 8-K are the following unaudited pro forma combined condensed financial statements assuming a business combination between Sterling and KnowledgeWare accounted for as a purchase of KnowledgeWare by Sterling: (i) the unaudited Pro Forma Combined Condensed Balance Sheet of Sterling and KnowledgeWare as of September 30, 1994;
(ii) the unaudited Pro Forma Combined Condensed Statements of Operations of Sterling and KnowledgeWare for the year ended September 30, 1994; and (iii) the related notes thereto. The pro forma combined condensed balance sheet assumes the Merger had been consummated on September 30, 1994. The pro forma combined condensed statement of operations assumes the Merger had been consummated as of October 1, 1993.

     c.   Exhibits.

     The following is a list of exhibits filed as part of this Current Report on Form 8-K.


 Exhibit
 Number   Description of Exhibit
 ------   ----------------------

2.1 Amended and Restated Agreement and Plan of Merger dated as of August 31, 1994 among the Registrant, KnowledgeWare, Inc. and SSI Corporation
          (1)

2.2 Agreement dated October 11, 1994 among the Registrant, KnowledgeWare, Inc. and SSI Corporation (1)

2.3 First Amendment to Amended and Restated Agreement and Plan of Merger dated as of October 24, 1994 among the Registrant, KnowledgeWare, Inc. and SSI Corporation (1)

4.1       Certificate of Incorporation of the Registrant (2)

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant (3)

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant (4)

4.4       Restated Bylaws of the Registrant (5)

4.5       Form of Common Stock Certificate (6)

23        Consent of Coopers & Lybrand L.L.P. (7)

99.1      Audited Consolidated Financial Statements of KnowledgeWare, Inc. (7)

99.2      Condensed Consolidated Financial Statements of KnowledgeWare, Inc. (7)

- ------------------------------------------
(1) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-56185 on Form S-4 and incorporated herein by reference.
(2) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-82506 on Form S-1 and incorporated herein by reference.
(3) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.
(4) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-69926 on Form S-8 and incorporated herein by reference.
(5) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.
(6) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.
(7)  Filed herewith.

              PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The accompanying unaudited pro forma combined condensed financial statements assume the Merger is accounted for as a purchase of KnowledgeWare by Sterling. The pro forma combined condensed financial statements are based on the historical financial statements of Sterling and KnowledgeWare. The pro forma combined condensed balance sheet assumes the Merger had been consummated on September 30, 1994. The pro forma combined condensed statement of operations assumes the Merger had been consummated as of October 1, 1993.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated as presented in the accompanying unaudited pro forma combined condensed financial statements, nor is it necessarily indicative of the future results of operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

     These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Sterling and KnowledgeWare.

                            STERLING SOFTWARE, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              SEPTEMBER 30, 1994
                                 (IN THOUSANDS)

                                                          PURCHASE
                                                         ACCOUNTING
                                 STERLING  KNOWLEDGEWARE ADJUSTMENTS        PRO FORMA
                                HISTORICAL  HISTORICAL    (NOTE 2)          COMBINED
                                ---------- ------------- -----------        ---------
Current assets:
  Cash and cash equivalents...   $101,893    $  5,846        ($700)(e)      $107,039
  Marketable securities.......     41,847           0                         41,847
  Accounts and notes
   receivable, net............    132,166      24,536                        156,702
  Deferred income tax asset...     11,294       3,356        6,000 (f)        20,650
  Prepaid expenses and other
   current assets.............      9,978       3,685                         13,663
                                 --------    --------     --------          --------
    Total current assets......    297,178      37,423        5,300           339,901
Property and equipment, net...     33,526      20,419       (5,000)(c)        48,945
Computer software, net........     61,304      28,039       (3,039)(c)        80,304
                                                            (6,000)(f)
Excess cost over net assets
 acquired, net................     54,504      14,266       16,452 (c)        85,222
Noncurrent deferred income
 taxes........................      2,216                                      2,216
Other assets..................     21,779       1,663                         23,442
Investment in and advances to
 KWI..........................     18,266           0       99,443 (a)             0
                                                           (63,413)(c)
                                                           (18,266)(d)
                                                           (36,030)(b)
                                 --------    --------     --------          --------
Total assets..................   $488,773    $101,810     $(10,553)         $580,030
                                 ========    ========     ========          ========
Current liabilities:
  Notes payable and current
   portion of long-term debt..     $7,257     $19,111     $(18,266)(d)      $  8,102
  Accounts payable and accrued
   liabilities................     87,164      23,554       25,000 (a)       144,718
                                                             9,000 (f)
  Deferred revenue............     77,598      18,740                         96,338
                                 --------    --------     --------          --------
    Total current liabilities.    172,019      61,405       15,734           249,158
Long-term debt................    115,932         854                        116,786
Other noncurrent liabilities..     25,018       3,521                         28,539
Stockholders' equity:
  Preferred stock.............         20           0                             20
  Common stock................      2,238      72,579          242 (a)         2,480
                                                           (72,579)(b)
  Additional paid-in capital..    192,064           0       56,096 (a)       247,460
                                                              (700)(e)
  Retained earnings (deficit).        572     (36,549)     (55,000)(c)       (63,428)
                                                            (9,000)(f)
                                                            36,549 (b)
  Less: Treasury stock........    (19,090)          0       18,105 (a)          (985)
                                 --------    --------     --------          --------
    Total stockholders'
     equity...................    175,804      36,030      (26,287)          185,547
                                 --------    --------     --------          --------
Total liabilities and
 stockholders' equity.........   $488,773    $101,810     $(10,553)         $580,030
                                 ========    ========     ========          ========
Shares of common stock
 outstanding..................     20,585                    2,421            23,006
                                 ========                 ========          ========

                            See accompanying notes.

                            STERLING SOFTWARE, INC.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   KNOWLEDGEWARE
                         STERLING      ----------------------------------------------------------------------  PURCHASE
                        HISTORICAL      HISTORICAL   DEDUCT HISTORICAL    ADD HISTORICAL       PRO FORMA      ACCOUNTING
                        YEAR ENDED      YEAR ENDED   THREE MONTHS ENDED THREE MONTHS ENDED     YEAR ENDED     ADJUSTMENTS PRO FORMA
                     SEPTEMBER 30,1994 JUNE 30, 1994 SEPTEMBER 30, 1993 SEPTEMBER 30, 1994 SEPTEMBER 30, 1994  (NOTE 3)   COMBINED
                     ----------------- ------------- ------------------ ------------------ ------------------ ----------- ----------
Revenue:
 Products..........      $178,233         $ 71,294       $19,147            $ 7,298             $ 59,445                   $237,678
 Product support...       133,752           39,698         9,472              9,240               39,466                    173,218
 Services..........       161,408           21,499         4,605              5,253               22,147                    183,555
                          --------         --------      -------            -------             --------                   --------
                          473,393          132,491        33,224             21,791              121,058                    594,451
Costs and expenses:
 Cost of sales:
 Products and
  product support..        64,123           22,259         4,767              4,269               21,761      $(2,303) (a)   84,007
                                                                                                                  426  (b)
 Services..........       107,622           18,389         3,683              4,826               19,532           95  (b)  127,249
 Selling, general
  and
  administrative...       173,112           86,743        16,899             17,778               87,622                    260,734
 Product
  development and
  enhancement......        33,002           24,196         6,155              4,678               22,719                     55,721
 Restructuring
  charges..                                                                   6,205                6,205                      6,205
                         --------         --------       -------           --------               ------      -------      --------
   Total costs and
    expenses.......       377,859          151,587        31,504             37,756              157,839       (1,782)      533,916
                         --------         --------       -------            -------             --------      -------      --------
Income (loss)
 before other
 income (expense)
 and income taxes..        95,534          (19,096)        1,720            (15,965)             (36,781)       1,782        60,535
Other income
 (expense).........        (2,933)              66          (185)               140                  391          595  (c)   (1,947)
                         --------         --------       -------            -------             --------      -------      --------
Income (loss)
 before
 income taxes......        92,601          (19,030)        1,535            (15,825)             (36,390)       2,377        58,588
Provision (benefit)
 for income taxes..        34,262                0           153                  0                 (153)         843        34,952
                         --------         --------       -------            -------             --------      -------      --------
Net income (loss)..      $ 58,339         $(19,030)      $ 1,382            (15,825)            $(36,237)     $ 1,534      $ 23,636
                         ========         ========       =======            =======             ========      =======      ========
Net income per
 common share
 (Note 4):
 Primary...........      $   2.54                                                                                          $   0.94
                         ========                                                                                          ========
 Fully diluted.....      $   2.31                                                                                          $   0.94
                         ========                                                                                          ========
Shares used to
 compute per share
 data (Note 4):
 Primary...........        22,923                                                                               2,292        25,215
                         ========                                                                             =======      ========
 Fully diluted.....        26,979                                                                              (1,764)       25,215
                         ========                                                                             =======      ========


                            See accompanying notes.

                               STERLING SOFTWARE
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.GENERAL

   The Merger will be accounted for as a purchase. The pro forma combined condensed financial statements reflect the issuance of 2,420,926 shares of Sterling Common Stock for an aggregate 14,645,649 shares of KnowledgeWare Common Stock (KnowledgeWare Common Stock outstanding as of November 30, 1994) based on an Exchange Ratio of .1653 shares of Sterling Common Stock for each share of KnowledgeWare Common Stock. Total shares reflected as issued and outstanding include the Escrowed Shares. The actual number of shares of Sterling Common Stock issued of 2,420,926 shares was determined at the Effective Time of the Merger based on the Exchange Ratio and the number of shares of KnowledgeWare Common Stock then outstanding. The purchase price of the Merger reflected in the accompanying pro forma financial statements is $99.4 million which represents the value of the Sterling Common Stock issued (based on a price of $30.75 per share), plus costs related to the combination described below.

  Substantial costs are expected to occur as a result of the combination of the two companies. The costs directly related to the acquisition of KnowledgeWare are included in the aggregate cost of the Merger and are expected to consist of the following (in thousands):

      Investment advisor, legal, accounting and other professional fees............................................................ $ 2,800
      Out of pocket costs related to due diligence and acquisition
       evaluation......................................................   2,000
      KnowledgeWare employee severance and benefits....................   8,100
      Elimination of duplicate facilities and leases of KnowledgeWare..   8,000
      Other merger related liabilities.................................   4,100
                                                                        -------
                                                                        $25,000
                                                                        =======

  Sterling's costs expected to occur as a result of the combination of the two companies, including the write-off of costs related to certain software products which will not be actively marketed by the combined company, are expected to be approximately $12 to $18 million and will be charged to the future results of operations of the combined company in the first quarter of 1995.

  The purchase price has been allocated to the consolidated assets and liabilities of KnowledgeWare for purposes of the Pro Forma Combined Balance Sheet based on preliminary estimates of fair values. These estimates were determined by Sterling management based primarily on information furnished by management of KnowledgeWare and a preliminary valuation of acquired software and research and development prepared by Burton Grad Associates, Inc. The final allocation of the purchase price will be based on a complete evaluation of the assets and liabilities of KnowledgeWare. Accordingly, the information presented herein may differ from the actual purchase price allocation.

  Since August 30, 1994, a number of lawsuits have been filed against KnowledgeWare and certain of its former officers and directors alleging violations of securities laws. Sterling cannot presently estimate the amount of losses that will result in connection with such actions because such actions have only recently been filed and discovery has just commenced in some matters and has not commenced in others. If these actions result in losses, claims, liabilities, judgments, costs or expenses (including amounts paid in settlement) to KnowledgeWare or Sterling, such losses, claims, liabilities, judgments, costs or expenses will result in a claim for indemnification to be satisfied from the Escrowed Shares. In the event that all of the Escrowed Shares are used to cover losses, claims, liabilities, judgments, costs or expenses incurred by KnowledgeWare or Sterling, no Escrowed Shares will be distributed to the former KnowledgeWare common stockholders. If the ultimate loss from such actions exceeds the proceeds from applicable insurance and the value of the Escrowed Shares, such excess will be included in Sterling's cost of acquiring KnowledgeWare to the extent such excess can be reasonably estimated within one year of the date of acquisition.

2.PRO FORMA COMBINED CONDENSED BALANCE SHEET

  The accompanying pro forma combined condensed balance sheet assumes the Merger was consummated on September 30, 1994 and reflects the following pro forma adjustments:

  (a) To record the aggregate cost of the Merger, reflecting the value of Sterling Common Stock issued and costs related to the combination described in Note 1 above.
  (b) To eliminate KnowledgeWare's historical stockholders' equity balances.

  (c) To record the aggregate cost of the Merger of $99.4 million as follows (in thousands):

             Working capital (deficit).  $(23,982)
             Property and equipment....    15,419
             Software..................    25,000
             Purchased research and
              development costs charged
              to expense...............    55,000
             Other assets..............     1,663
             Other liabilities.........    (4,375)
             Excess cost over net
              assets acquired..........    30,718
                                         --------
                                         $ 99,443
                                         ========

  (d) To eliminate the repayment of all amounts outstanding under KnowledgeWare's line of credit agreement with Sterling.

  (e) To record direct costs associated with registering the shares of Sterling Common Stock.

  (f) To record costs associated with Sterling's elimination of duplicate facilities, severance costs relating to termination of certain employees and the write-off of costs relating to certain software products which will not be actively marketed by the combined company, net of related deferred income tax benefit.

3.PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

   The pro forma combined condensed statement of operations has been prepared as if the Merger was consummated as of October 1, 1993 and reflects the following pro forma adjustments:

  (a) To record amortization of purchased software computed using the straight-line method over the remaining estimated economic life (five years).
  (b) To record the amortization of excess cost of net assets acquired over fifteen years.
  (c) To record the reduction of interest expense to reflect repayment of the Sterling line of credit, partially offset by the reduction of investment income to reflect the reduction of cash investments.

4.PRO FORMA COMBINED EARNINGS PER COMMON SHARE

  The pro forma combined primary earnings per common share data is computed by dividing combined pro forma net income per share, adjusted for preferred stock dividend requirements, by the weighted average number of common shares and common share equivalents represented by stock options and warrants, if such stock options and warrants have a dilutive effect in the aggregate. For purposes of this computation, income applicable to common stockholders is adjusted to reflect use of net cash proceeds on the assumed exercise of stock options and warrants to purchase outstanding long-term debt or government securities, if such stock options and warrants have a dilutive effect. Additionally, pro forma combined net income applicable to common stockholders has been reduced to reflect combined pro forma preferred dividends of $.2 million for the year ended September 30, 1994.

  The pro forma combined fully diluted earnings per common share computations assume, in addition, the conversion of Sterling's 5 3/4% Convertible Subordinated Debentures due 2003 (the "5 3/4% Debentures") if such conversion has a dilutive effect. Upon assumed conversion of the 5 3/4% Debentures, income applicable to common stockholders is adjusted to reflect the elimination of after tax interest expense related to such debentures. For purposes of this computation, pro forma combined net income applicable to common stockholders is also adjusted to reflect use of net cash proceeds on the assumed exercise of stock options and warrants to purchase outstanding long-term debt or government securities, if such stock options and warrants have a dilutive effect.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    STERLING SOFTWARE, INC.


Date:  December 15, 1994
                                    By:  /s/ George H. Ellis
                                         ---------------------------------------

                                    Its: Executive Vice President and
                                         Chief Financial Officer
                                         ---------------------------------------

                               INDEX TO EXHIBITS


 Exhibit
 Number   Description of Exhibit
 ------   ----------------------

2.1 Amended and Restated Agreement and Plan of Merger dated as of August 31, 1994 among the Registrant, KnowledgeWare, Inc. and SSI Corporation
          (1)

2.2 Agreement dated October 11, 1994 among the Registrant, KnowledgeWare, Inc. and SSI Corporation (1)

2.3 First Amendment to Amended and Restated Agreement and Plan of Merger dated as of October 24, 1994 among the Registrant, KnowledgeWare, Inc. and SSI Corporation (1)

4.1       Certificate of Incorporation of the Registrant (2)

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant (3)

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant (4)

4.4       Restated Bylaws of the Registrant (5)

4.5       Form of Common Stock Certificate (6)

23        Consent of Coopers & Lybrand L.L.P. (7)

99.1      Audited Consolidated Financial Statements of KnowledgeWare, Inc. (7)

99.2      Condensed Consolidated Financial Statements of KnowledgeWare, Inc. (7)

- ------------------------------------------
(1) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-56185 on Form S-4 and incorporated herein by reference.
(2) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-82506 on Form S-1 and incorporated herein by reference.
(3) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.
(4) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-69926 on Form S-8 and incorporated herein by reference.
(5) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.
(6) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.
(7)  Filed herewith.